   As filed with the Securities and Exchange Commission on November 21, 1997

                                                     Registration No. 333-17393

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                          ENGINEERING ANIMATION, INC.
            (Exact name of registrant as specified in its charter)

         Delaware                                        42-1323712
(State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                    Identification No.)

                             2321 North Loop Drive
                               Ames, Iowa  50010
                          Telephone:  (515) 296-9908
    (Address, including zip code, telephone number, including area code, of registrant's principal executive offices)

                  AMENDED AND RESTATED 1994 STOCK OPTION PLAN
                  1995 EXECUTIVE BONUS AND STOCK OPTION PLAN
                      NON-EMPLOYEE DIRECTORS OPTION PLAN
                        ORIGINAL DIRECTORS OPTION PLAN
                           (Full title of the plans)

                               Matthew M. Rizai
                     President and Chief Executive Officer
                             2321 North Loop Drive
                               Ames, Iowa  50010
                           Telephone: (515) 296-9908
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:

  Jamie A. Wade, Esq.                    George C. McKann, Esq.
Engineering Animation, Inc.            Gardner, Carton & Douglas
 2321 North Loop Drive             321 North Clark Street, Suite 3200
   Ames, Iowa  50010                    Chicago, Illinois  60610

     This Post-Effective Amendment No. 1 is being filed to reduce the number of shares registered pursuant to Registration Statement No. 333-17393 with respect to the Engineering Animation, Inc. Non-Employee Directors Option Plan from 250,000 to 60,000. Simultaneous with the filing of this Post-Effective Amendment No. 1, the Registrant is filing a new Registration Statement on Form S-8, pursuant to Instruction E to Form S-8, to register an additional 190,000 shares with respect to the Engineering Animation, Inc. Amended and Restated 1994 Stock Option Plan.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AMES, STATE OF IOWA, ON THIS 20TH DAY OF NOVEMBER 1997.

                          ENGINEERING ANIMATION, INC.

                                   By:  /s/ Jamie A. Wade
                                      ----------------------------------------
                                      Jamie A. Wade
                                      VICE PRESIDENT OF ADMINISTRATION,
                                      GENERAL COUNSEL SECRETARY AND DIRECTOR


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THIS 20TH DAY OF NOVEMBER 1997.

SIGNATURES                              TITLE


  *                           Chairman, Chief Executive Officer, President,
---------------------------   Treasurer and Director
Matthew M. Rizai              (Principal Executive Officer)


  *                           Executive Vice President and Director
---------------------------
Martin J. Vanderploeg


/s/  Jerome M. Behar          Vice President of Finance and Chief Financial
---------------------------   Officer (Principal
Jerome M. Behar               Financial and Accounting Officer)


/s/ Jamie A. Wade             Vice President of Administration, General
---------------------------   Counsel, Secretary and
Jamie A. Wade                 Director


  *                           Director
---------------------------
Michael Crow


  *                           Director
---------------------------
Laurence J. Kirshbaum


/s/ Jamie A. Wade
---------------------------
Jamie A. Wade as
attorney-in-fact pursuant to
power of attorney granted in
Registration Statement
No. 333-17393, December 6, 1996

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